INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements
No. 33-61342 and No. 33-62870 of FIserv, Inc. on Forms S-8 of our report dated January 30, 1995, incorporated by reference in the Annual Report on Form 10-K of FIserv, Inc. and subsidiaries for the year ended December 31, 1994.



DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

February 28, 1995